UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2019

TETRA Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13455	74-2148293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24955 Interstate 45 North, The Woodlands, Texas 77380

(Address of Principal Executive Offices, and Zip Code)

(281) 367-1983

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TTI	NYSE

Section 5 – CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

As previously announced on February 25, 2019, Stuart M. Brightman informed the Board of Directors of TETRA Technologies, Inc. (the “Company”) that he intended to retire from his position as Chief Executive Officer immediately following the Company’s Annual Meeting of Stockholders on May 3, 2019.  The Company also announced that Brady M. Murphy, the Company’s President and Chief Operating Officer, had been appointed to the position of Chief Executive Officer, to be effective upon Mr. Brightman’s retirement from such position.  The previous announcement also indicated that Mr. Brightman would continue as a non-executive employee of the Company on terms to be agreed upon.  Mr. Brightman’s retirement as Chief Executive Officer and Mr. Murphy’s appointment as Chief Executive Officer became effective on May 3, 2019.  Mr. Murphy will retain the title of President but will no longer serve as the Company’s Chief Operating Officer.

Transition Agreement for Mr. Brightman

On May 8, 2019, but effective May 3, 2019, the Company and Mr. Brightman entered into a Transition Agreement (the “Agreement”) in connection with Mr. Brightman’s resignation as the Company’s Chief Executive Officer. The Agreement extends Mr. Brightman’s employment with the Company, in a non-executive capacity, from May 3, 2019 through May 3, 2024 (the “Transition Period”), subject to earlier termination in accordance with the terms of the Agreement.  During the Transition Period, Mr. Brightman will serve in such positions as the Company’s Chief Executive Officer and/or Board of Directors (the “Board”) may determine.

During the Transition Period, Mr. Brightman will receive an annualized base salary of $250,000.  Mr. Brightman shall no longer be entitled to receive any new annual or long-term bonus awards.  With respect to the outstanding annual cash incentive award, Mr. Brightman is eligible to receive, subject to the terms of the Agreement, a prorated award payment to the extent the applicable performance objectives are met, provided that any applicable performance goals shall be deemed to have been 100% satisfied.  Subject to the terms of the Agreement, Mr. Brightman will also be eligible to receive the full amount of any award payment for the outstanding long-term cash incentive awards to the extent the applicable performance objectives are met, provided that any applicable performance goals shall be deemed to have been 100% satisfied.

Mr. Brightman shall no longer be entitled to receive any new equity awards.  Unvested stock options, restricted stock, restricted stock units and stock appreciation rights outstanding on the date of the Agreement will continue to vest during the Transition Period pursuant to the vesting schedule in the applicable award agreement.

During the Transition Period, Mr. Brightman and his eligible dependents shall be eligible to participate in and receive coverage under the Company’s welfare benefit plans and programs and participate in the Company’s 401(K) plan.

Mr. Brightman’s employment shall automatically terminate upon his death and may be terminated by the Company in the event of his “Disability” (as defined in the Agreement) during the Transition Period. In addition, Mr. Brightman may terminate his employment with the Company for “Good Reason,” as specified in the Agreement, or for any other reason upon ten (10) days’ advance written notice (a “Voluntary Termination”).  Mr. Brightman’s employment will be deemed to be automatically terminated upon (i) his commencement of employment with any third party or (ii) unless otherwise agreed by the Chairman of the Board, his provision of consulting services to any third party under certain circumstances (a “Reemployment Termination”).

The Agreement also provides that Mr. Brightman’s employment may be terminated by the Company for “Cause,” as specified in the Agreement. “Cause” includes Mr. Brightman’s breach of the confidentiality, non-disparagement and non-solicitation covenants contained in the Agreement or his engagement in “Competitive Activities.”  The Agreement defines “Competitive Activities” as, directly or indirectly, becoming the owner or employee of, or otherwise providing services as a director, consultant or independent contractor to any “Competing Business,” as specified in the Agreement, in any state in which the Company or its affiliated companies is conducting business.

Subject to the provisions of the Agreement, if Mr. Brightman’s employment terminates as a result of his death, if the Company terminates Mr. Brightman’s employment as a result of his Disability or other than for Cause, or if Mr. Brightman terminates his employment for “Good Reason,” then (i) the Company shall continue to pay his base salary through the end of the Transition Period; (ii) the Company shall pay an amount equal to any annual cash incentive award and long-term cash incentive award that would have been payable pursuant to the terms of the Agreement; (iii) to the extent not vested, all outstanding equity awards shall become fully vested, (iv) all outstanding vested stock options will continue to be exercisable until the first to occur of the original expiration date of the applicable stock option or any accelerated expiration date, other than any acceleration solely as a result of the termination of Mr. Brightman’s employment, and (v) Mr. Brightman and his eligible dependents shall continue to be eligible to participate in the Company’s welfare benefit plans pursuant to the terms of such plans or pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and the Company will waive, pay or reimburse Mr. Brightman for any premium or contribution required to continue such COBRA coverage (the foregoing being referred to as the “Full Severance Benefits”).

Subject to the provisions of the Agreement, if Mr. Brightman’s employment terminates as a result of a Voluntary Resignation or by reason of a Reemployment Termination that does not involve Mr. Brightman engaging in Competitive Activities, then (i) the Company shall pay an amount equal to any annual cash incentive award and long-term cash incentive award that would have been payable pursuant to the terms of the Agreement; (ii) to the extent not already vested, all outstanding equity awards shall continue to vest pursuant to the vesting schedule in the applicable award agreement, and (iii) all outstanding vested stock options will continue to be exercisable until the first to occur of the original expiration date of the applicable stock option or any accelerated expiration date, other than any acceleration solely as a result of the termination of Mr. Brightman’s employment.  The payments and benefits described above, being referred to as the “Limited Severance Benefits” and together with the Full Severance Benefits are collectively referred to as the “Severance Benefits.”

The payment or provision of any Severance Benefits pursuant to the Agreement shall be conditioned upon Mr. Brightman’s execution and delivery to the Company of a release agreement and the expiration of any revocation period applicable to such release.  If Mr. Brightman does not satisfy such condition, he will not be entitled to any of the Severance Benefits provided for in the Agreement.

If the Company terminates Mr. Brightman’s employment for “Cause,” Mr. Brightman will only be entitled to receive payment of his base salary through the date of termination, and Mr. Brightman will not be entitled to receive any of the compensation or benefits provided in the Agreement and the exercise period of Mr. Brightman’s vested stock options shall not be extended and shall remain exercisable only for the applicable period following such termination as set forth in the respective plan and option agreement.

The Agreement includes confidentiality, non-disparagement and non-solicitation covenants binding on Mr. Brightman during the Transition Period and for the period following the Transition Period during which he is receiving Severance Benefits pursuant to the Agreement.  If at any time during Mr. Brightman’s employment pursuant to the Agreement, he shall breach any of these covenants or otherwise engage in any Competitive Activities, the Company may terminate Mr. Brightman’s employment for Cause.  If at any time after the termination of his employment pursuant to the Agreement Mr. Brightman shall breach any of these covenants or otherwise engage in any Competitive Activities, the Company shall no longer be required to pay or provide any Severance Benefits pursuant to the Agreement.

The foregoing summary of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Compensation Changes

In connection with the appointment of Mr. Murphy as the Company’s Chief Executive Officer, the Compensation Committee of the Board of Directors (the “Compensation Committee”), on May 2, 2019, approved the following compensation arrangements for Mr. Murphy:

•	an increase of Mr. Murphy’s annual base salary from $540,000 to $700,000;
•	an additional equity award of $1.0 million of restricted stock units that will cliff vest following the third anniversary of the grant date; and
•

an additional long-term cash performance bonus award opportunity of up to $1.0 million, based on the successful achievement of certain financial performance objectives for each of the fiscal years ending December 31, 2019, 2020 and 2021.

The Compensation Committee, in recognition of Matthew Sanderson’s exemplary service as Senior Vice President to the Company and desiring to ensure the Company’s retention of his future services, on May 2, 2019 approved the following compensation arrangements for Mr. Sanderson:

•	an increase of Mr. Sanderson’s annual base salary from $390,000 to $415,000;
•	an increase in Mr. Sanderson’s annual cash incentive target award to 70% of base salary; and
•	an additional equity award of $100,000 of restricted stock units that will cliff vest following the third anniversary of the grant date.

Except as noted in this Current Report on Form 8-K, the compensation arrangements for Mr. Murphy and Mr. Sanderson as disclosed in the Company’s annual proxy statement filed with the Securities and Exchange Commission on March 21, 2019 remain in effect.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)The Company’s annual meeting of stockholders was held on May 3, 2019.

(b)The following matters were voted upon by the stockholders of the Company at its 2019 annual meeting of stockholders:

(i)	Item 1 – the election of nine members to the Company’s Board of Directors;
(ii)	Item 2 – the ratification and approval of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and
(iii)	Item 3 – the advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement.

The matters listed above are described in detail in the Company’s Proxy Statement.

Item 1 - Election of Directors – the nominees listed below were elected directors with the respective votes set forth opposite their names:

	Votes For	Votes Withheld	Broker Non-Votes
Mark E. Baldwin	98,129,688	1,914,845	12,057,575
Thomas R. Bates, Jr.	79,962,767	20,081,766	12,057,575
Stuart M. Brightman	98,241,082	1,803,451	12,057,575
Paul D. Coombs	96,950,598	3,093,935	12,057,575
John F. Glick	97,810,394	2,234,139	12,057,575
Gina A. Luna	98,571,484	1,473,049	12,057,575
Brady M. Murphy	98,411,477	1,633,056	12,057,575
William D. Sullivan	96,952,070	3,092,463	12,057,575
Joseph C. Winkler III	98,432,037	1,612,496	12,057,575

Item 2 – Ratification of Auditors – the stockholders approved the appointment of Ernst & Young LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2019.  The voting results are set forth below:

Votes For	Votes Against	Votes Abstained
110,893,380	1,168,673	40,055

Item 3 – Advisory Vote to Approve the Compensation of Named Executive Officers – the stockholders approved, on a non-binding basis, compensation of the named executive officers as described in the Company's proxy statement with the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
94,927,080	2,638,799	2,478,654	12,057,575

Item 7.01. Regulation FD Disclosure.

Following the May 3, 2019 annual meeting of stockholders, William D. Sullivan was reappointed as Chairman of the Board of Directors.  In addition, the committees of the Board of Directors were reconstituted as follows:

Audit Committee:

Mark E. Baldwin, Chairman

Paul D. Coombs

Gina A. Luna

Joseph C. Winkler III

Compensation Committee:

Thomas R. Bates, Jr., Chairman

John F. Glick

Joseph C. Winkler III

Nominating and Corporate Governance Committee:

John F. Glick, Chairman

Paul D. Coombs

Gina A. Luna

Item 8.01 Other Events.

On May 2, 2019, the Compensation Committee of the Board of Directors of TETRA approved a $100,000 cash award to each of the non-employee directors of the Company.  The cash awards are in lieu of and have the same dollar value as the annual equity awards that have historically been granted to each of TETRA’s non-employee directors in conjunction with the annual meeting of stockholders.  The Compensation Committee granted cash awards because there were not a sufficient number of shares available under the TETRA Technologies, Inc. 2018 Non-Employee Director Equity Incentive Plan to fully grant the awards in shares.

Item 9.01. Exhibits.

(d)                 Exhibits.

10.1	Transition Agreement dated as of May 8, 2019, but effective as of May 3, 2019 between TETRA Technologies, Inc. and Stuart M. Brightman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

	By:	/s/Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
Senior Vice President and General Counsel
Date: May 8, 2019